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NEWS RELEASE
FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:                           COMPANY CONTACT:
Hayden Communications                                 Anthony J. Simonetta
Brett Maas  (brett@haydenir.com)                      Chief Financial Officer
Matt Hayden (matt@haydenir.com)                       (302) 456-6789
(843) 272-4653                                        www.sdix.com


            STRATEGIC DIAGNOSTICS OUTSOURCES INSTRUMENT MANUFACTURING

NEWARK, DEL., AUGUST 1, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX), a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, environmental and scientific applications, announced today the signing of an instrument outsourcing agreement with an original equipment manufacturer (the OEM) effective August 1, 2005. The agreement covers the Company's Microtox(R) line of products.

At the same time, the Company said it has closed its Oceanside, California facility. This facility has been managing equipment rental and maintenance, as well as low volume fabrication. The rental and maintenance functions will be consolidated to SDI's Newark, Delaware facilities. The Company expects yearly savings from these changes to exceed $120,000 and will incur a one-time charge of approximately $60,000 in the 3rd quarter of 2005 associated with the closing of the facility.

"The Company is continually looking at our product lines and processes. In this case, sourcing equipment from and the OEM will allow us to reduce manufacturing costs, improve the expertise and quality service our customers have come to expect, and provide the Company with more flexibility in the manufacturing," commented Matthew Knight, President and Chief Executive Officer of SDI. "While we continue to develop Microtox(R) technologies and invest in the platform, the manufacturing of the current generation of equipment can be accomplished more efficiently in the OEM relationship we have established."

About Strategic Diagnostics Inc.
--------------------------------
SDI develops and markets biotechnology based detection solutions for a broad range of food, water, agricultural, industrial, environmental and scientific applications. By leveraging its expertise in immunology, proteomics, bio-luminescence, and other bio-reactive technologies with innovative application and production capabilities, the Company is able to provide sophisticated diagnostic testing and immunoreagent systems to a diverse customer base serving multiple vertical markets. Through its Strategic BioSolutions(TM) brand, SDI serves the research, human diagnostic and pharmaceutical sectors with a wide range of services including complete outsourcing for the production of monoclonal and polyclonal antibodies used in commercialized products offered by leading diagnostic and pharmaceutical companies. FeedChek(TM), Trait Chek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

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